                                                                     Exhibit 1.2


                   RESECURITIZATION PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                            Dated: July 27, 1999

To:  ABN AMRO MORTGAGE CORPORATION

Re: Underwriting Agreement, dated as of July 27, 1999 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $47,753,042 original principal amount of Resecuritization Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling Agreement dated as of July 1, 1999 between the Company, as depositor, and The First National Bank of Chicago, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus dated July 27, 1999, as supplemented by the Prospectus Supplement dated July 27, 1999 prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., Chicago, Illinois time, on July 30, 1999. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the original principal amount of Certificates set in Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

Series Designation:        ABN AMRO Mortgage Corporation,
                           Resecuritization Pass-Through Certificates,
                           Series 1999-RS1

Terms of the Certificates and Underwriting Compensation:


                                       Original
Classes or                             Principal              Remittance        Price to
Components                              Amount*                  Rate            Public
----------                             ---------              ----------        --------
Class A                             $22,802,942.00                (1)              **
     A-1-C                          $15,582,530.00***            8.00%             n/a
     A-2-C                          $7,220,0412.00***            0.00%             n/a
     A-3-C                                   (2)                 8.00%             n/a
Class B-1                           $10,960,000.00               8.00%             **
Class B-2                            $8,214,000.00               8.00%             **
Class B-3                            $5,776,000.00               8.00%             **
Class R                                    $100.00               8.00%             **


* Approximate. They are based on the aggregate principal balance of the Pooled Securities after giving effect to distributions thereon on the Pooled Security Distribution Date for June 1999. The actual balances of the Certificates will be lower than the amount indicated as a result of payments made on the Pooled Securities on the Pooled Security Distribution Date for July 1999, which will not be distributed to the Trust. Subject to permitted variance in each case of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

*** Component Principal Balance. The sum of the Component A-1-C and Component A-2-C Principal Balance is equal to the Class A Principal Balance.

(1) The Class A Certificates will be comprised of three components having the characteristics described in the table above.

(2) The initial Component A-3-C notional amount will be approximately



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                  $228,999.00.











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


Certificate Rating:

                  The Class B-1, Class B-2 and Class B-3 Certificates will each be rated "BBB" by Duff & Phelps Credit Rating Co. ("DCR"), and the Class A Certificates and Class R Certificate will be rated not less than "A-" by DCR.

REMIC Election:

                  The Company intends to cause the Pool to be treated as a REMIC.

Credit Enhancement:

                  Senior/Subordinate structure.

Cut-off Date:

                  The Cut-off Date is June 25, 1999, although the distribution received on the Pooled Security Distribution Date for July 1999 will not be distributed to the Trust.

Remittance Date:

                  The 2nd business day of each month after the 25th day of each month, or if the 25th day is not a business day, the business day immediately following commencing in August 1999.

Purchase Price:

                  The purchase price payable by the Underwriters for the Certificates is 91.41% of the aggregate principal balance of the Certificates as of the Closing Date. Payment of the purchase price shall be made to the Company by delivery of the Pooled Securities to the Company or its designee on or before the Closing Date.

Underwriting Commission:

                  Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Information Provided by Underwriters:



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

                  In addition to the information referred to in Section 6(b) of the Underwriting Agreement, the information contained (i) in Appendix V to the Prospectus Supplement and (ii) in the table entitled "Sensitivity of Pre-Tax Yield to Maturity of the Class A Certificates to Principal Prepayments at an Assumed Purchase Price of 86.00%" under the caption "Prepayment and Yield Considerations--Yield Considerations of the Class A Certificates" in the Prospectus Supplement.

Monthly Remittance Report:

                  The monthly remittance report referred to in Section 10(k) of the Underwriting Agreement shall be the monthly remittance report for the June 25, 1999 distribution date on the Underlying Certificates.

Payment of Expenses:

                  In addition to the expenses referred to in Section 5 of the Underwriting Agreement, Donaldson, Lufkin & Jenrette Securities Corporation will pay or cause to be paid a fee relating to the establishment of the Company's shelf registration equal to the product of 6/32 multiplied by the aggregate principal balance of the Certificates.

Closing Date and Location:

                  July 30, 1999 at the Chicago, Illinois offices of Mayer, Brown & Platt.

Classes To Be Listed on New York Stock Exchange:

                  Class B-2 and Class B-3 Certificates.




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



                  Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION



                                       By: /s/ Shannon Smith
                                          ----------------------------------
                                          Name:  Shannon Smith
                                          Title: Senior Vice President


                                       ABN AMRO INCORPORATED



                                       By: /s/ Maria Fregosi
                                          ----------------------------------
                                          Name:  Maria Fregosi
                                          Title: First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION



By: /s/ Stewart W. Fleming
   ------------------------------
   Name:  Stewart W. Fleming
   Title: Senior Vice President


ABN AMRO NORTH AMERICA, INC.

By: /s/ Mark A. Nystuen
   ------------------------------
   Name:  Mark A. Nystuen
   Title: Senior Vice President

By: /s/ Thomas C. Heagy
   ------------------------------
   Name:  Thomas C. Heagy
   Title: Senior Vice President

                                    Exhibit I



                                                      Original
                                                      Principal
                                                      Amount of
Name                                                Certificates
----                                                ------------
A                                                  $22,802,942.00
B-1                                                $10,960,000.00
B-2                                                $ 8,214,000.00
B-3                                                $ 5,776,000.00
R                                                  $       100.00
                                                   --------------
         TOTAL                                     $47,753,042.00
                                                   ==============




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